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                                                                  EXHIBIT 10.27


                                PROMISSORY NOTE

U.S. $750,000.00                                              February 12, 2001
Principal Amount                                               Atlanta, Georgia


         FOR VALUE RECEIVED, the undersigned FIRSTWAVE TECHNOLOGIES, INC. (hereinafter referred to as the "Promisor"), promises to pay to the order of RICHARD T. BROCK (hereinafter referred to as the "Payee"; "Payee" and any subsequent Payee(s) hereof, being hereinafter referred to collectively as "The Payee"), at the principal offices of the Promisor or at such other place as the Payee may designate to the Promisor in writing from time to time, the principal sum of Seven Hundred Fifty Thousand Dollars ($750,000.00), together with interest thereon, at the rate of nine percent (9%) annually, computed on an actual over 365 day basis, on January 15, 2002 (the "Maturity Date").

         Unpaid principal after any default in payment shall accrue interest at a rate of one and one-half percent (1-1/2%) per month on the unpaid balance until paid.

         This Note may be prepaid in whole or in part, at any time and from time to time.

         The Promisor agrees to pay upon demand and save the Payee harmless against any liability for the payment of all reasonable costs and expenses, including reasonable attorneys' fees, arising in connection with the enforcement by the Payee of any of its rights under this Note.

         If any of the following events of default occur (an "Event of Default"), this Note and any other obligations of the Promisor to the Payee, shall become due immediately, without demand or notice (except as indicated below):

         (i) the failure by Promisor to pay the principal and accrued interest when due on the Maturity Date; or

         (ii) the filing of a petition against the Promisor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the appointment of any trustee, receiver or liquidator of the Promisor unless such petition shall be dismissed within thirty (30) days after such filing, but in any event prior to the entry of an order, judgment or decree approving such petition or

         (iii) the making of a general assignment for the benefit of Promisor's creditors; or

         (iv) the sale of the undersigned by way of merger, acquisition or consolidation, or the sale of all or substantially all of the assets of the undersigned or of all or substantially all of the issued and outstanding stock of the undersigned.

         In order to secure the indebtedness evidenced by this Note and the obligations created hereby, the Promisor hereby grants to the Payee a security interest in all of Promisor's Collateral (as defined in that certain Loan and Security Agreement between the Payee and Silicon Valley Bank effective December 15, 2000, the "Silicon Agreement"), subordinated only to Silicon Valley Bank as stated in the Silicon Agreement.

         Upon the occurrence of any Event of Default, and provided the Promisor has satisfied all remedies in favor of Silicon Valley Bank, the Payee shall be entitled to all remedies as expressed in Section 7 of the Silicon Agreement. The Promisor agrees to execute and deliver to the Payee, upon request, all documents appropriate to effectuate, perfect and enforce the provisions hereof, including, without limitation, execution of all financing statements appropriate to perfect and enforce the security interest granted hereby. In the event the Promisor fails or refuses to do so after ten (10) days notice, the Promisor authorizes the Payee to execute in the name of the Promisor, and the Promisor irrevocably appoints the Payee, with full power of substitution in the premises, as the agent and attorney-in-fact of the Promisor to take any actions and to execute any documents required to be taken by the Promisor that are necessary or appropriate for the Payee to effectuate the intent of this Note or to pursue


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any of the Payee's remedies hereunder. The Promisor and the Payee intend for this Note to constitute a security agreement.

         Payment of principal and interest on this Note shall be paid in the legal currency of the United States. The Promisor waives presentment for payment, protest, and notice of protest and nonpayment of this Note. Time is of the essence of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, acceptance of a partial payment, or assignment by the Payee of this Note shall affect the liability of the Promisor. All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee's option.

This Note may not be changed, altered, modified, or terminated orally, but only by an agreement or discharge in writing signed by the party against whom enforcement of any change, alteration, modification, or discharge is sought. As used herein, the term "Note" shall mean this Note as the same may from time to time be amended, modified, renewed, extended or supplemented by written agreement.

This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Georgia.

         As used herein, the terms "Promisor" and "Payee" shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. In the event that more than one person, firm or entity is a Promisor hereunder, then all references to "Promisor" shall be deemed to refer equally to each of said persons, firms, or entities, all of whom shall be jointly and severally liable for all of the obligations of Promisor hereunder.

         IN WITNESS WHEREOF, the Promisor has executed this Note under seal on the date first above written.

Signed by the Promisor this date at Atlanta, Georgia.

                                             Promisor:

                                             FIRSTWAVE TECHNOLOGIES, INC.

                                             By:           /s/ Judith A. Vitale
                                                 (signature)

                                             Name & Title: Vice President


Received by the Payee this date.

                                             Payee:

                                             RICHARD T. BROCK

                                             By:           /s/ Richard T. Brock
                                                 (signature)